ALLBIRDS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Exceeds Q1 2023 guidance targets, while executing Strategic Transformation plan

SAN FRANCISCO, Calif., May 9, 2023 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the first quarter ended March 31, 2023.

Q1 2023 Overview

•Net revenue decreased 13.4% to $54.4 million compared to 2022 and increased 9.5% compared to 2021
•Net loss of $35.2 million, or $0.23 per basic and diluted share
•Adjusted EBITDA1 loss of $21.7 million
•Announced M0.0NSHOT, a project to create the world’s first net zero carbon shoe
•Significant improvement in Q1 cash usage, down 50.6% compared to Q1 2022
•In April 2023, extended and upsized undrawn revolver with JP Morgan

“Our teams are executing well against our strategic transformation plan designed to reignite growth, improve capital efficiency and drive profitability,” said Joey Zwillinger, Co-Founder and CEO. “The dedication and hard work of our flock resulted in a quarter that demonstrated good progress on our strategic initiatives while exceeding our expectations.”

“Our mission to create better things in a better way, guided by our Super Natural Comfort northstar, remains at the forefront of everything we do at Allbirds as we advance our vision to build a 100-year brand.”

First Quarter Operating Results
Net revenue decreased 13.4% to $54.4 million compared to the first quarter of 2022 and increased 9.5% compared to the first quarter of 2021. This decrease is primarily attributable to a decrease in average selling price, driven by promotional activity and a higher mix of third party sales, and an estimated $1.2 million negative impact from foreign exchange (FX).

Gross profit totaled $21.8 million compared to $32.6 million in the first quarter of 2022, and gross margin declined to 40.1% compared to 51.9% in the first quarter of 2022. The decrease in gross margin is primarily due to the decrease in average selling price, driven by an increase in promotional activity and a higher mix of third party sales, write-downs related to prior generation products, and costs relating to our manufacturing transitions.

Selling, general, and administrative expense (SG&A) was $42.8 million, or 78.7% of net revenue, compared to $38.8 million, or 61.7% of net revenue in the first quarter of 2022, which represented a year over year increase of 10.3%. The increase is primarily attributable to an increase in stock-based compensation and operational expenses for 20 additional stores opened since the first quarter of 2022, including depreciation expense, and rent and utility expense.

Marketing expense totaled $11.5 million, or 21.1% of net revenue, compared to $13.8 million, or 22.0% of net revenue in the first quarter of 2022, due to a reduction in marketing spend compared to the same period in 2022, driven by decreased digital advertising spend.

Restructuring expense totaled $3.2 million, or 6.0% of net revenue, compared to $0.0 million in the first quarter of 2022, as a result of executing the strategic transformation plan announced in March 2023.

Net loss was $35.2 million compared to $21.9 million in the first quarter of 2022, and net loss margin was 64.7% compared to 34.9% in the first quarter of 2022.

Adjusted EBITDA1 was a loss of $21.7 million, compared to a loss of $12.2 million in the first quarter of 2022, and adjusted EBITDA margin1 declined to (39.8)% compared to (19.5)% in the first quarter of 2022.

Strategic Transformation to Drive Sustained and Profitable Growth

Allbirds is executing its strategic transformation plan designed to reignite growth in the coming years, as well as improve capital efficiency, and drive profitability. The plan, announced in March 2023, focuses on four key areas:

•Reignite product and brand
◦Executing a highly-focused brand strategy that reconnects with core consumers.
•Optimize U.S. stores and slow pace of openings.
◦Driving traffic and conversion to our U.S. fleet and selectively expanding our third party wholesale channel.
•Evaluate transition of international go-to-market strategy
◦Evaluating potential distributor partners in certain international markets to grow internationally in a cost- and capital-efficient manner.
•Improve cost savings and capital efficiency
◦Building upon and further accelerating 2022 cost and cash optimization initiatives to accelerate cost of revenue savings and SG&A savings, and improve cash optimization.

Balance Sheet Highlights

Allbirds ended the quarter with $143.3 million of cash and cash equivalents, reflecting a 50.6% improvement in cash usage compared to the first quarter of 2022.

In April 2023, we amended our credit agreement to extend and upsize our undrawn revolver, which extended the maturity through 2026, increased the committed amount to $50 million, and increased the uncommitted incremental borrowing capacity to $50 million.

Inventories totaled $109.5 million, a decrease of 6.3% compared to $116.8 million at the end of 2022, and a decrease of 7.5% compared to $118.5 million at the end of the first quarter of 2022. The decrease from the end of 2022 is attributable to less on hand inventory.

Q2 2023 Financial Guidance Targets

Allbirds is providing the following financial guidance targets for the second quarter of 2023:

•Net revenue of $64 million to $69 million, a decrease of 18% to 12% versus the 2nd quarter of fiscal 2022.
•Adjusted EBITDA2 loss of $20 million to $23 million.

The Company will provide additional commentary on 2023 business trends during its earnings call.

1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures below.

2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our first quarter 2023 and 2022 results included in this press release.

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, May 9, 2023. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com where supplemental material dated March 9, 2023 will also be posted prior to the conference call. Except as specifically noted herein, information on the Company’s website is not, and will not be deemed to be, a part of this Current Report on Form 8-K or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Dreamed up in New Zealand, Allbirds launched in San Francisco in 2016 with the ethos of using natural materials to create the world’s most comfortable shoes. With carbon reduction as its north star, Allbirds is paving the way for a more sustainable approach to business through product innovation, industry collaboration (like open sourcing its carbon footprint calculator) and being the first footwear brand to carbon label all of its products. Allbirds serves customers in 35+ countries across 55+ retail stores. www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our strategic transformation plan and related efforts, financial outlook and guidance targets, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; economic uncertainty in our key markets; impairment of long-lived assets; the strength of our brand; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

Further information on these risks and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense (including common stock warrant expense), depreciation and amortization expense, impairment expense, restructuring expense, other income or expense, interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.

Investor Relations:

Katina Metzidakis
ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenue	$54,352	$62,763
Cost of revenue	32,535	30,160
Gross profit	21,817	32,603
Operating expense:
Selling, general, and administrative expense	42,764	38,755
Marketing expense	11,493	13,827
Restructuring Expense	3,239	—
Total operating expense	57,496	52,582
Loss from operations	(35,679)	(19,979)
Interest income (expense)	808	(37)
Other expense	(74)	(100)
Loss before provision for income taxes	(34,945)	(20,116)
Income tax provision	(221)	(1,762)
Net loss	$(35,166)	$(21,878)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.15)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	150,082,295	147,530,203

Other comprehensive income (loss):
Foreign currency translation income (loss)	230	(674)
Total comprehensive loss	$(34,936)	$(22,552)

Allbirds, Inc.

	Three Months Ended March 31,
	2023	2022
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%
Cost of revenue	59.9%	48.1%
Gross profit	40.1%	51.9%
Operating expense:
Selling, general, and administrative expense	78.7%	61.7%
Marketing expense	21.1%	22.0%
Restructuring expense	6.0%	—%
Total operating expense	105.8%	83.8%
Loss from operations	(65.6)%	(31.8)%
Interest income (expense)	1.5%	(0.1)%
Other expense	(0.1)%	(0.2)%
Loss before provision for income taxes	(64.3)%	(32.1)%
Income tax provision	(0.4)%	(2.8)%
Net loss	(64.7)%	(34.9)%

Other comprehensive income (loss):
Foreign currency translation income (loss)	0.4%	(1.1)%
Total comprehensive loss	(64.3)%	(35.9)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$143,307	$167,136
Accounts receivable	5,902	9,206
Inventory	109,494	116,796
Prepaid expenses and other current assets	15,392	15,796
Total current assets	274,095	308,934

Property and equipment—net	52,570	54,340
Operating lease right-of-use assets	94,783	91,232
Other assets	7,880	7,858
Total assets	$429,328	$462,364

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	7,295	12,245
Accrued expenses and other current liabilities	20,391	23,448
Current lease liabilities	11,848	10,263
Deferred revenue	3,673	4,057
Total current liabilities	43,207	50,012

Noncurrent liabilities:
Noncurrent lease liabilities	98,313	95,583
Total noncurrent liabilities	98,313	95,583
Total liabilities	141,520	145,595

Commitments and contingencies (Note 15)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 97,555,256 and 96,768,745 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 52,810,751 and 53,137,729 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	565,081	559,106
Accumulated other comprehensive loss	(3,381)	(3,611)
Accumulated deficit	(273,907)	(238,741)
Total stockholders’ equity	287,808	316,769

Total liabilities and stockholders’ equity	$429,328	$462,364

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(35,166)	$(21,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,077	3,448
Amortization of debt issuance costs	12	12
Stock-based compensation	5,670	4,415
Inventory write-down	2,357	—
Changes in assets and liabilities:
Accounts receivable	3,297	6,740
Inventory	5,089	(12,138)
Prepaid expenses and other current assets	430	(1,974)
Operating lease right-of-use assets and current and noncurrent lease liabilities	738	—
Accounts payable and accrued expenses	(8,028)	(20,736)
Other long-term liabilities	—	2,232
Deferred revenue	(389)	(592)
Net cash used in operating activities	(20,913)	(40,471)

Cash flows from investing activities:
Purchase of property and equipment	(3,035)	(8,355)
Changes in security deposits	(50)	5
Net cash used in investing activities	(3,085)	(8,350)

Cash flows from financing activities:
Proceeds from the exercise of stock options	123	1,454
Taxes withheld and paid on employee stock awards	(61)	—
Payments of deferred offering costs	—	(744)
Net cash provided by financing activities	62	710

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	110	(120)
Net decrease in cash, cash equivalents, and restricted cash	(23,826)	(48,231)
Cash, cash equivalents, and restricted cash—beginning of period	167,767	288,576
Cash, cash equivalents, and restricted cash—end of period	$143,941	$240,345

Supplemental disclosures of cash flow information:
Cash paid for interest	$20	$20
Cash paid for taxes	$273	$14
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$542	$463
Non-cash exercise of common stock warrants	$—	$28
Stock-based compensation included in capitalized internal-use software	$242	$261
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$143,307	$239,715
Restricted cash included in prepaid expenses and other current assets	634	630
Total cash, cash equivalents, and restricted cash	$143,941	$240,345

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated: :

	Three Months Ended March 31,
	2023	2022
Net loss	$(35,166)	$(21,878)
Add (deduct):
Stock-based compensation expense, including common stock warrant expense	5,670	4,307
Depreciation and amortization expense	5,111	3,459
Restructuring expense	3,239	—
Other expense	74	100
Interest (income) expense	(808)	37
Income tax provision	221	1,762
Adjusted EBITDA	$(21,659)	$(12,213)

	Three Months Ended March 31,
	2023	2022
Net revenue	$54,352	$62,763

Net loss	$(35,166)	$(21,878)
Net loss margin	(64.7)%	(34.9)%

Adjusted EBITDA	$(21,659)	$(12,213)
Adjusted EBITDA margin	(39.8)%	(19.5)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended March 31,
	2023	2022
United States	$40,836	$48,944
International	13,516	13,819
Total net revenue	$54,352	$62,763

	Store Count by Primary Geographical Market
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
United States	12	15	19	23	27	32	38	42	42
International[1]	10	12	12	12	12	14	13	16	17
Total stores	22	27	31	35	39	46	51	58	59

END OF RELEASE
1 In the third quarter of 2022, we opened two new international stores and had three store leases expire, resulting in a net reduction of one lease.